Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 (as amended) of our report dated April 2, 2018 relating to the consolidated financial statements of Electrameccanica Vehicles Corp. for the years ended December 31, 2017, 2016 and the period from inception on February 16, 2015 to December 31, 2015, and to the reference to our firm under the caption "Experts" in the related Prospectus of Electrameccanica Vehicles Corp.

/s/DMCL

DALE MATHESON CARR-HILTON LABONTE LLP

Chartered Professional Accountants

Vancouver, Canada

July 3, 2018